EXHIBIT 2
TO
SCHEDULE 13G

POWER OF ATTORNEY

The undersigned hereby appoints Kelvin Koo his true and lawful attorney-in-fact and agent to execute and file with any relevant governmental or regulatory body or self-regulatory organization of any jurisdiction within or outside the United States any reports, notifications or amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s positions as manager of CRCM LLC and director of ChinaRock Capital Management Limited, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Kelvin Koo under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer subject to such filing requirements or unless revoked earlier either in writing or by virtue of the termination of Kelvin Koo's employment with ChinaRock Capital Management Limited.

Date: February 20, 2012	By: /s/ Chun Ding
Name: Chun Ding

POWER OF ATTORNEY

The undersigned hereby appoints Kelvin Koo its true and lawful attorney-in-fact and agent to execute and file with any relevant governmental or regulatory body or self-regulatory organization of any jurisdiction within or outside the United States any reports, notifications or amendments thereto or any related documentation which may be required to be filed on its own behalf and in its capacity as general partner of CRCM LP, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which it might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Kelvin Koo under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer subject to such filing requirements or unless revoked earlier either in writing or by virtue of the termination of Kelvin Koo's employment with ChinaRock Capital Management Limited.

Date: February 20, 2012	CRCM LLC

By: /s/ Chun Ding
Name: Chun Ding
Title: Manager

POWER OF ATTORNEY

The undersigned hereby appoints Kelvin Koo its true and lawful attorney-in-fact and agent to execute and file with any relevant governmental or regulatory body or self-regulatory organization of any jurisdiction within or outside the United States any reports, notifications or amendments thereto or any related documentation which may be required to be filed in its capacity as sub-investment adviser to CRCM LP, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which it might or could do, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Kelvin Koo under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer subject to such filing requirements or unless revoked earlier either in writing or by virtue of the termination of Kelvin Koo's employment with ChinaRock Capital Management Limited.

Date: February 20, 2012	ChinaRock Capital Management Limited

/s/ Chun Ding
Name: Chun Ding
Title: Manager